Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Qorvo, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Greensboro, North Carolina

June 24, 2020